As filed with the Securities and Exchange Commission June 18, 1996

                                                               File No. 33-
- -------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                  ----------

                       SANTA FE PACIFIC GOLD CORPORATION
            (Exact name of registrant as specified in its charter)


           DELAWARE                         85-0307713
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

   6200 UPTOWN BOULEVARD NE, SUITE 400      87110
        ALBUQUERQUE, NEW MEXICO                         (Zip Code)
 (Address of principal executive offices)


              Registrant's telephone number, including area code:
                                (505) 880-5300

                       SANTA FE PACIFIC GOLD CORPORATION
                      DIRECTORS' STOCK COMPENSATION PLAN
                           (Full title of the plan)

                                  Wayne Jarke
                       Santa Fe Pacific Gold Corporation
                      6200 Uptown Boulevard NE, Suite 400
                        Albuquerque, New Mexico  87110
                                (505) 880-5300
                              (Agent for Service)
                         -----------------------------

                        CALCULATION OF REGISTRATION FEE


=====================================================================================================================
                                                         Proposed                Proposed
                                                         Maximum                 Maximum
 Title of Securities to be        Amount to be        Offering Price             Aggregate               Amount of
        Registered                 Registered           Per Share*            Offering Price*        Registration Fee
 --------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par              200,000              $13.5625              $2,712,500.00             $935.35
value (and accompanying             Shares
Preferred Stock Purchase
Rights)...................
=====================================================================================================================

* Estimated solely for the purpose of computing the registration fee on the basis of the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange on June 12, 1996.
================================================================================

                                 Part II


                            INFORMATION REQUIRED IN
                          THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents, which have heretofore been filed by Santa Fe Pacific Gold Corporation, a Delaware corporation (the "Company" or "Registrant"), with the Securities and Exchange Commission are incorporated by reference herein and shall be deemed to be a part hereof:

       (a) Registration Statement on Form S-1 (File No. 33-77774), as amended, filed under the Securities Act of 1933, as amended ("Securities Act").

       (b) Annual Report filed on Form 10-K for the year ended December 31, 1995, filed under the Securities Exchange Act of 1934, as amended ("Exchange Act").

       (c) Quarterly Report filed on Form 10-Q for the quarter ended March 31, 1996, filed under the Exchange Act.

        All documents subsequently filed by the Company or Santa Fe Pacific Gold Corporation Directors' Stock Compensation Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Company's Amended and Restated Certificate of Incorporation ("Charter") and By-Laws ("By-Laws") provide for indemnification of directors, officers and employees to the full extent permitted by the Delaware General Corporation Law ("DGCL") and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Company and its stockholders for monetary damages for certain breaches of fiduciary duty. In addition, the Company has entered into an indemnification agreement with each of its directors and executive officers, pursuant to which such persons will be entitled to advances for the costs of defending actions against them in addition to that provided by the indemnification provisions in the Charter and By-Laws or the Company's directors' and officers' insurance policy.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        See Index to Exhibits.

ITEM 9. UNDERTAKINGS.

A. Rule 415 Offering.

        The undersigned Registrant hereby undertakes:

        1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.      Filings Incorporating Subsequent Exchange Act Documents by Reference.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.      Indemnification of Directors and Officers.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the Registrant's Charter or By-Laws or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES
                                 ----------

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on the 14th day of June, 1996.


                              SANTA FE PACIFIC GOLD CORPORATION


                              By: /s/ PATRICK M. JAMES
                                 -----------------------------------
                                  Patrick M. James
                                  Chairman of the Board, President
                                  and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities stated below on the 14th day of June, 1996.



/s/ Patrick M. James         Director, Chairman of the Board, President
- ---------------------------    and Chief Executive Officer
    Patrick M. James

/s/ David A. Smith           Vice President and Chief
- ---------------------------    Financial Officer
    David A. Smith

/s/ Linda K. Wheeler         Controller
- ---------------------------
    Linda K. Wheeler

/s/ David H. Batchelder      Director
- ---------------------------
    David H. Batchelder

/s/ James T. Curry           Director
- ---------------------------
    James T. Curry

/s/ Donald W. Gentry         Director
- ---------------------------
    Donald W. Gentry

/s/ Robert D. Krebs          Director
- ---------------------------
    Robert D. Krebs

                             Director
- ---------------------------
    George B. Munroe

/s/ Jean Head Sisco          Director
- ---------------------------
    Jean Head Sisco

/s/ Richard J. Stoehr        Director
- ---------------------------
    Richard J. Stoehr

/s/ Richard T. Zitting       Director
- ---------------------------
    Richard T. Zitting


                                 INDEX TO EXHIBITS
                                 -----------------

Exhibit                                                          Sequential
Number      Description of Document                              Page Number
- -------     -----------------------                              -----------

4(a)        Certificate of Incorporation of the Registrant
            (Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1,
            File No. 33-77774)

4(b) By-Laws of the Registrant (Incorporated by reference to Exhibit 3.2 the Registrant's
            Registration Statement on Form S-1,
            File No. 33-77774)

4(c)        Santa Fe Pacific Gold Corporation
            Directors' Stock Compensation Plan

23          Consent of Price Waterhouse LLP